Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Evelyn H. Lauder 2012 Marital Trust Two

Address of Joint Filer:	c/o Roaring Fork Trust Company, Inc.
212 S. Main Avenue, Suite #147
Sioux Falls, SD 57104

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	The Estée Lauder Companies Inc. [EL]

Date of Event Requiring Statement (Month/Day/Year):	11/3/2025

Designated Filer:	Evelyn H. Lauder 2012 Marital Trust Two

Signature:

Evelyn H. Lauder 2012 Marital Trust Two
By: Roaring Fork Trust Company, Inc., trustee

By:	/s/ Benjamin Zeliger
Name: Benjamin Zeliger
Title: President

Date: November 6, 2025

Name of Joint Filer:	Roaring Fork Trust Company, Inc.

Address of Joint Filer:	212 S. Main Avenue, Suite #147
Sioux Falls, SD 57104

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	The Estée Lauder Companies Inc. [EL]

Date of Event Requiring Statement (Month/Day/Year):	11/3/2025

Designated Filer:	Evelyn H. Lauder 2012 Marital Trust Two

Signature:

Roaring Fork Trust Company, Inc.

By:	/s/ Benjamin Zeliger
Name: Benjamin Zeliger
Title: President

Date: November 6, 2025